EX-99.(a)(ii)(B)

Schedule A

FIRST INVESTORS INCOME FUNDS

Government Cash Management Fund
Balanced Income Fund
Floating Rate Fund
Fund For Income
Government Fund
International Opportunities Bond Fund
Investment Grade Fund
Limited Duration High Quality Bond Fund
Strategic Income Fund

Schedule updated as of October 3, 2016

Schedule A

FIRST INVESTORS EQUITY FUNDS

Covered Call Strategy Fund
Equity Income Fund
Global Fund
Growth & Income Fund
Hedged US Equity Opportunities Fund
International Fund
Long Short Fund
Opportunity Fund
Real Estate Fund
Select Growth Fund
Special Situations Fund
Total Return Fund

Schedule updated as of December 1, 2016

Schedule A

FIRST INVESTORS TAX EXEMPT FUNDS

Tax Exempt Income Fund
California Fund
Connecticut Fund
Massachusetts Fund
Michigan Fund
Minnesota Fund
New Jersey Fund
New York Fund
North Carolina Fund
Ohio Fund
Oregon Fund
Pennsylvania Fund
Virginia Fund
Tax Exempt Opportunities Fund

Schedule updated as of September 4, 2012

Schedule A

FIRST INVESTORS LIFE SERIES FUNDS

Balanced Income Fund
Government Cash Management Fund
Covered Call Strategy Fund
Equity Income Fund
Fund For Income
Government Fund
Growth & Income Fund
International Fund
International Opportunities Bond Fund
Investment Grade Fund
Limited Duration High Quality Bond Fund
Opportunity Fund
Real Estate Fund
Select Growth Fund
Special Situations Fund
Total Return Fund

Schedule updated as of October 3, 2016